Filed Pursuant to Rule 424(b)(3)

Registration No. 333-265852

PROSPECTUS

VerifyMe, Inc.

2,923,792 Shares of
Common Stock
Offered by the Selling Stockholder

The selling stockholder may offer and sell up to 2,923,792 shares in the aggregate of common stock identified above, of which 786,896 shares are presently issued and outstanding and 2,136,896 shares are issuable upon the exercise of outstanding warrants to purchase shares of our common stock. This prospectus provides you with a general description of the securities listed above. You should carefully read this prospectus and the documents incorporated by reference before buying any of the securities being offered.

The registration of the shares hereunder does not mean that the selling stockholder will actually offer or sell the full number of shares being registered pursuant to this prospectus. The selling stockholder may sell the shares registered hereby from time to time. The shares may be offered and sold by the selling stockholder through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may retain underwriters, dealers or agents from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus.

We will receive no proceeds from any sale by the selling stockholder of the securities covered by this prospectus, but we may, in some cases, pay certain registration and offering fees and expenses on their behalf.

Our common stock is traded on the Nasdaq Capital Market under the symbol “VRME.” On July 5, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.31 per share.

Investing in our common stock involves a high degree of risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should consider in determining whether to invest in our securities, including the discussion of risks described under “Risk Factors” beginning on page 3 of this prospectus, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2022

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, the selling stockholder may, from time to time, sell up to 2,923,792 shares in the aggregate of common stock from time to time in one or more offerings as described in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “VerifyMe”, “Company”, “we”, “us”, and “our” refer to VerifyMe, Inc. and its subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

We use our trademarks and our logo, in this prospectus and the documents incorporated by reference. This prospectus and the documents incorporated by reference also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus sometimes appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

Cautionary Statement Regarding Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference herein, contains, including the documents we incorporate by reference therein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts contained in this prospectus, including among others, statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements.

Our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), including risks related to the following:

•	the ongoing coronavirus (“COVID-19”) pandemic;
•	our ability to prosecute, maintain or enforce our intellectual property rights;
•	disputes or other developments relating to proprietary rights and claims of infringement;
•	the accuracy of our estimates regarding expenses, future revenues and capital requirements;
•	the implementation of our business model and strategic plans for our business and technology;
•	the successful development of our sales and marketing capabilities;
•	the potential markets for our products and our ability to serve those markets;
•	the rate and degree of market acceptance of our products and any future products;
•	our ability to successfully integrate businesses that we acquire;
•	fluctuations in the price in raw materials and our ability to offset material price inflation;
•	our ability to retain key management personnel;
•	regulatory developments and our compliance with applicable laws; and
•	our liquidity.

The forward-looking statements involve known and unknown risks, uncertainties and other important factors, including those described in the “Risk Factors” section included in our most recent Annual Report on Form 10-K, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The forward-looking statements in this prospectus are made only as of the date hereof or as indicated, and represent our views as of the date of this prospectus or as indicated. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise, except as required by law.

iii

Prospectus Summary

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the us that is not included in, or delivered with, this prospectus. Before making an investment, you should read the entire prospectus. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You should direct any request for a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, to us at Clinton Square, 75 S. Clinton Ave, Suite 510, Rochester, NY, 14604, United States.

Company Overview

We are a technology solutions provider specializing in products to connect brands with consumers and, through our wholly owned subsidiary, PeriShip Global, LLC, providing brands with high-touch, end-to-end logistics management for their products. Our technologies give brand owners the ability to gather business intelligence while engaging directly with their consumers. Our technologies also provide brand protection and supply chain functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. We are a Nevada corporation formed in 1999. We began to commercialize our covert luminescent pigment VerifyInkTM in 2018. Prior to 2021 we completed the initial development stage of our other current technologies and in 2021 we began to commercialize as a Brand Protection Solutions provider. We also provide logistics management from a sophisticated IT platform with proprietary databases, package and flight-tracking software, weather, and flight status monitoring systems, as well as dynamic dashboards with real-time visibility into shipment transit and last-mile events.

Corporate Information

We were originally formed under the laws of the state of Nevada in 1999. Our principal executive offices are located at Clinton Square, 75 S. Clinton Ave, Suite 510, Rochester, New York 14604, and our telephone number is (585) 736-9400. Our website address is www.verifyme.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this Prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Private Placement of Shares of Common Stock and Warrants

On April 12, 2022, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the selling stockholder and certain of our directors, providing for the issuance and sale to purchasers therein of an aggregate of 880,208 shares of our common stock, pre-funded warrants to purchase up to 675,000 shares of our common stock, and warrants to purchase up to 1,555,208 shares of our common stock, for gross proceeds to us of approximately $5.0 million. The pre-funded warrant is exercisable immediately and shall terminate when fully exercised and has an exercise price of $0.001 per share. The warrants will be exercisable for a period of five years commencing six months from the date of issuance and have an exercise price of $3.215 per share. Both the pre-funded warrants and warrants contain price adjustment provisions which may, under certain circumstances, reduce the applicable exercise price. The transaction closed on April 14, 2022.

Also on April 12, 2022, in connection with the Securities Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholder. Under the Registration Rights Agreement, we are required to file a registration statement within 75 calendar days after the closing of the sale of the Securities.

Four of our directors, Scott Greenberg, Marshall Geller, Chris Gardner and Dr. Arthur Laffer, directly or through their affiliates, participated in the offering as purchasers and acquired an aggregate of 93,312 shares of our common stock and warrants to purchase an aggregate of 93,312 shares of our common stock. These individuals have, under the Registration Rights Agreement, declined the registration of the resale of such shares at this time, and accordingly we are not registering the resale of such shares.

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The Offering

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process and relates to the resale of shares of our common stock, including shares of our common stock issuable pursuant to pre-funded warrants and warrants, issued under the Securities Purchase Agreement. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell up to an aggregate of 2,923,792 shares of our common stock in one or more offerings, of which 786,896 shares are presently issued and outstanding, 675,000 shares are issuable upon exercise of certain pre-funded warrants to purchase shares of our common stock, and 1,461,896 shares are issuable upon exercise of warrants to purchase shares of our common stock. When we refer to the selling stockholder in this prospectus, we are referring to the holders of registration rights under the Registration Rights Agreements and, as applicable, their permitted transferees, designees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See “Selling Stockholder” beginning on page 4 of this prospectus. The shares of common stock may be offered and sold by the selling stockholder through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices. The selling stockholder may retain underwriters, dealers or agents from time to time. We do not expect to provide a prospectus supplement containing further information regarding the resale of our common stock by the selling stockholder.

2

Risk Factors

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks, including those described under “Risk Factors” in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q filed with the SEC, which are incorporated by reference into this prospectus. For further details, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.” Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The risks referred to above are not the only ones that may exist. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also become important factors that affect us. If any of the risks or uncertainties described in our SEC filings or any such additional risks and uncertainties actually occur, it could harm our business, financial condition and results of operations and growth prospects. In such an event, the market price of our common stock could decline, and you may lose all or part of your investment.

Use of Proceeds

We will not receive any proceeds from the shares of our common stock offered for resale by the selling stockholder, but we may, in some cases, pay certain registration and offering fees and expenses on their behalf.

The shares of our common stock covered by this prospectus include shares issuable upon exercise of the pre-funded warrants and warrants to purchase an aggregate of 675,000 and 1,461,896 shares of our common stock, respectively. The cash exercise price of the pre-funded warrants and warrants is $0.001 and $3.215 per share, respectively. We expect to use any such proceeds for mergers and acquisitions and general corporate purposes. The pre-funded warrants and warrants are exercisable on a net exercise cashless basis. If any of the pre-funded warrants or warrants are exercised on a cashless basis, we would not receive any cash payment from the applicable selling stockholder upon any such exercise thereof.

3

Selling Stockholder

The shares of our common stock being offered by the selling stockholder are those previously issued to the selling stockholder, and those issuable to the selling stockholder, upon exercise of the pre-funded warrants and warrants. For additional information regarding the issuances of those shares of common stock, pre-funded warrants and warrants, see “Prospectus Summary - Private Placement of Shares of Common Stock and Warrants” above. We have registered the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of our common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, pre-funded warrants and warrants, as of June 22, 2022, assuming exercise of the pre-funded warrants and warrants held by the selling stockholder on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder.

In accordance with the terms of a registration rights agreement with the selling stockholder, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholder in the “Prospectus Summary - Private Placement of Shares of Common Stock and Warrants” described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related pre-funded warrants and warrants, determined as if the outstanding pre-funded warrants and warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the pre-funded warrants or warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Unless indicated by footnote in the table below, the selling stockholder have not had any material relationship with us within the past three years except for the ownership of the shares of common stock, the pre-funded warrants and the warrants.

Under the terms of the pre-funded warrants and warrants, the selling stockholder may not exercise the pre-funded warrants or warrants to the extent such exercise would cause the selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such pre-funded warrants or warrants which have not been exercised. The number of shares in the second and third columns do not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See "Plan of Distribution."

	Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares to be sold in this	Shares Beneficially Owned After the Offering (1)(2)
Selling Stockholder	Number	Offering	Number	Percentage
Armistice Capital Master Fund Ltd.(3)	2,923,792	2,923,792	—	—%
TOTAL	2,923,792	2,923,792	—	—%

(1)	Percentage ownership for the selling stockholder is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder and is based on 8,467,046 outstanding shares of our common stock as of June 22, 2022.

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(2)	The totals reported in this column assume that the selling stockholder have exercised the pre-funded warrants and warrants held by the selling stockholder as of June 22, 2022, without regard to any limitations on exercises and (a) all of the securities registered by the registration statement of which this prospectus is a part are sold in this offering; (b) the selling stockholder do not (i) sell any of the shares of common stock, if any, that have been issued to them other than those covered by this prospectus; and (ii) acquire additional shares of our common stock after the date of this prospectus and prior to the completion of this offering.
(3)	Consisting of 786,896 shares of common stock issued in connection with the closing of the private placement, 675,000 shares of common stock issuable upon exercise of pre-funded warrants and 1,461,896 shares of common stock issuable upon exercise of warrants. The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands corporation, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund and Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. The warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of the warrants if, following the exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitations.

5

Plan of Distribution

The selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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Legal Matters

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York.

Experts

The financial statements of VerifyMe, Inc. as of December 31, 2021 and December 31, 2020, and for each of the years in the two-year period ended December 31, 2021, have been incorporated by reference herein, in reliance upon the report of MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report thereon appearing in VerifyMe, Inc.’s Annual Report on Form 10-K incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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Incorporation by Reference

The SEC allows us to incorporate by reference information into this prospectus and any accompanying prospectus supplement from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC, except for information “furnished” under Items 2.02 or 7.01 and any related Items 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 14, 2022 (the “Form 10-K”);

•	Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022, to the extent incorporated by reference in Part III of our Form 10-K;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 11, 2022;

•	Current reports on Form 8-K filed with the SEC on February 22, 2022, April 11, 2022, April 18, 2022, April 26, 2022, June 15, 2022, and July 1, 2022; and

•	The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.7 to our Annual Report on Form 10-K filed with the SEC on March 14, 2022).

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, which will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later-filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

VerifyMe, Inc.

Clinton Square, 75 S. Clinton Ave, Suite 510

Rochester, NY 14604

(585) 736-9400

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Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.verifyme.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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VerifyMe, Inc.

2,923,792 Shares of
Common Stock
Offered by the Selling Stockholder

PROSPECTUS

July 6, 2022

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in or incorporated by reference into this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.